                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[x] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                            NEWPARK RESOURCES, INC.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- - -------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------------------


    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------



    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------


    (5) Total fee paid:

    ---------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------


    (2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------------------


    (3) Filing Party:

    ---------------------------------------------------------------------------


    (4) Date Filed:

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Notes:

                                                     PRELIMINARY PROXY MATERIALS

                              [LOGO APPEARS HERE]

                                                                    May 1, 1995

Dear Fellow Stockholder:

  You are cordially invited to attend the 1995 Annual Meeting of Stockholders of Newpark Resources, Inc., which will be held on Wednesday, June 28, 1995, at 10:00 a.m., Central Daylight Time, in the Northshore Room II of the Sheraton Hotel, 3838 North Causeway Blvd., Metairie, Louisiana. Both your Board of Directors and I hope you will be able to attend.

  There are three items on this year's agenda to which we direct your attention: (1) election of nine directors to the Board; (2) a reduction in the number of shares of Common Stock which Newpark is authorized to issue; and (3) an increase in the number of shares of Common Stock issuable under the Amended and Restated Newpark Resources, Inc. 1988 Incentive Stock Option Plan. These items are described fully in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement.

  Whether or not you plan to attend the meeting, it is important that you study carefully the information provided in the Proxy Statement and vote. Please sign, date and mail the enclosed proxy card in the prepaid envelope so that your shares may be voted in accordance with your wishes.

                                          Sincerely,

                                          [SIGNATURE APPEARS HERE]

                                          JAMES D. COLE
                                          President and
                                          Chief Executive Officer

                                                     PRELIMINARY PROXY MATERIALS

                            NEWPARK RESOURCES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 28, 1995

TO THE STOCKHOLDERS OF NEWPARK RESOURCES, INC.

  The Annual Meeting of Stockholders of Newpark Resources, Inc., a Delaware corporation ("Newpark"), will be held on Wednesday, June 28, 1995, at 10:00 a.m., Central Daylight Time, in the Northshore Room II of the Sheraton Hotel, 3838 North Causeway Blvd., Metairie, Louisiana, for the following purposes:

    (1) To elect a Board of Directors;

    (2) To consider and act upon a proposal to amend Newpark's Certificate of Incorporation to reduce the number of shares of Common Stock which Newpark is authorized to issue from 50,000,000 to 20,000,000;

    (3) To consider and act upon a proposal to amend the Amended and Restated 1988 Incentive Stock Option Plan to increase the number of shares of Common Stock issuable thereunder from 650,000 to 1,000,000; and

    (4) To transact such other business as may properly come before the meeting.

  Only stockholders of record at the close of business on May 1, 1995, will be entitled to notice of and to vote at the meeting and any adjournments thereof.

  All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. The giving of your proxy will not affect your right to vote in person should you later decide to attend the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          NEWPARK RESOURCES, INC.

                                          [SIGNATURE APPEARS HERE]

                                          Edah Keating
                                          Secretary

Metairie, Louisiana
Dated: May 1, 1995

                                                     PRELIMINARY PROXY MATERIALS

                            NEWPARK RESOURCES, INC.
                     3850 NORTH CAUSEWAY BLVD., SUITE 1770
                           METAIRIE, LOUISIANA 70002

                                PROXY STATEMENT

                                  MAY 1, 1995

                              GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Newpark Resources, Inc. ("Newpark"), for the Annual Meeting of Stockholders to be held on June 28, 1995, and any postponements or adjournments thereof. This Proxy Statement and the accompanying Notice of Annual Meeting and form of Proxy were first mailed to stockholders on or about May 5, 1995.

  Any stockholder giving a proxy may revoke it before it is voted by notifying the Secretary of Newpark in writing before or at the meeting, by providing a proxy bearing a later date, or by attending the meeting and expressing a desire to vote in person. Subject to such revocation, all proxies will be voted as directed by the stockholder on the proxy card. IF NO CHOICE IS SPECIFIED, PROXIES WILL BE VOTED "FOR" THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, "FOR" THE AMENDMENT TO NEWPARK'S CERTIFICATE OF INCORPORATION TO REDUCE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK, "FOR" THE INCREASE IN THE NUMBER OF SHARES ISSUABLE UNDER THE AMENDED AND RESTATED 1988 INCENTIVE STOCK OPTION PLAN AND IN THE DISCRETION OF THE PERSONS ACTING AS PROXIES UPON ANY OTHER MATTERS.

  Your cooperation in promptly returning the enclosed proxy will reduce Newpark's expenses and enable its management and employees to continue their normal duties for your benefit with minimum interruption for follow-up proxy solicitation.

  Only stockholders of record at the close of business on May 1, 1995, are entitled to receive notice of and to vote at the meeting. On that date, Newpark
had outstanding     shares of Common Stock, each of which is entitled to one
vote upon each proposal presented at the meeting. The presence at the Annual Meeting, either in person or by Proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date is necessary to constitute a quorum for the transaction of business.

  A plurality of the votes cast is required for the election of directors. The affirmative vote of a majority of the votes cast is required to approve each of the other matters being submitted to the stockholders for their consideration at the Annual Meeting. Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders and have the same legal effect as a vote against a particular proposal. Broker non-votes are not counted for purposes of determining whether a proposal has been approved by the requisite stockholder vote.

  If sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting. The persons named as proxies will vote in favor of any such adjournment.

  The cost of preparing, printing and mailing the Proxy Statement, the Notice and the enclosed form of Proxy, as well as the cost of soliciting proxies relating to the Annual Meeting, will be borne by Newpark.

The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of Newpark, but no additional compensation will be paid to such individuals on account of such activities. Newpark will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to their principals.

                             ELECTION OF DIRECTORS

NOMINEES AND VOTING

  Nine directors are to be elected at the Annual Meeting. All directors hold office until the next Annual Meeting and until their respective successors are elected and qualified. Directors need not be stockholders. The Board of Directors has nominated for election as directors the nine persons named below, all of whom are incumbent directors. All of these nominees have indicated that they are able and willing to serve as directors.

  The Board of Directors recommends that the stockholders vote "FOR" the election of its nominees. Unless directed otherwise, the Board's proxies intend to vote the shares of Common Stock represented by the proxies in favor of the election of these nominees. If for any reason any of these nominees will be unable to serve, the Board's proxies will vote instead for such other person or persons as the Board of Directors may recommend.

  The following table sets forth certain information as of April 30, 1995, with respect to the Board's nominees:

      NAME OF NOMINEE                                         AGE DIRECTOR SINCE
      ---------------                                         --- --------------
      Dibo Attar.............................................  55      1987
      William Thomas Ballantine..............................  50      1993
      James D. Cole..........................................  54      1976
      William W. Goodson.....................................  80      1971
      Alan J. Kaufman........................................  57      1987
      Philip S. Sassower.....................................  55      1987
      Lawrence I. Schneider..................................  58      1987
      R. Michael Still.......................................  49      1979
      James H. Stone.........................................  69      1987

BUSINESS EXPERIENCE OF DIRECTORS DURING THE PAST FIVE YEARS

  DIBO ATTAR is a business consultant to several domestic and international companies and has been a private investor for more than ten years. Mr. Attar also serves as a director of T.H. Lehman & Co., Inc., KTI, Inc. and Renaissance Entertainment Corp.

  WILLIAM THOMAS BALLANTINE joined Newpark in December 1988, serving as Vice President of Operations, and was elected Executive Vice President in 1992. He was elected a director of Newpark in October 1993.

  JAMES D. COLE joined Newpark in 1976, serving as Executive Vice President until May 1977, when he was elected President and Chief Executive Officer.

  WILLIAM W. GOODSON, who retired in 1983, served as Chairman of the Board of Directors of a Newpark subsidiary from 1982 to 1987. For more than five years prior thereto, he was President and Chief Operating Officer of the Newpark subsidiary engaged in the oilfield and environmental construction business, and other Newpark subsidiaries.

  ALAN J. KAUFMAN has been engaged in the private practice of medicine since 1969. Dr. Kaufman is a neurosurgeon.

  PHILIP S. SASSOWER became Chairman of the Board of Newpark in December 1987. Mr. Sassower is a general partner of a number of investment partnerships, including S&S Newpark Ventures L.P. ("S&S"). Mr. Sassower is also a general partner of BP Restaurants, L.P., and Chief Executive Officer of BP Acquisition Corporation, the owner of a restaurant chain in the Southwest, and is a director and Chairman of the Finance Committee of Communication Intelligence Corporation, a company engaged in pen-based computer technologies.

  LAWRENCE I. SCHNEIDER became Chairman of the Executive Committee of the Board of Newpark in January 1988. Mr. Schneider is a general partner of a number of investment partnerships, including S&S.

  R. MICHAEL STILL has served as President and Chief Executive officer of Struthers Industries, Inc., since April 1994. From May 1991 to April 1994, Mr. Still served as President of Production Control Systems, Inc., a company engaged in oilfield production technology. For more than five years prior thereto, he was Senior Vice President and Chief Financial Officer of Parker Drilling Company.

  JAMES H. STONE is Chairman of the Board and Chief Executive Officer of Stone Energy Corporation, which is engaged in oil and gas exploration. Mr. Stone also serves as a director of Hibernia Corporation.

  No family relationships exist between any of the directors or officers of Newpark.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

  Newpark maintains an Executive Committee whose current members are Messrs. Cole, Sassower, Schneider and Stone. The Executive Committee exercises the authority of the Board of Directors between meetings of the Board. The Executive Committee met twice during 1994.

  Newpark maintains an Audit Committee, the current members of which are William W. Goodson, Lawrence I. Schneider, Philip S. Sassower, R. Michael Still and James H. Stone. The Audit Committee met once during 1994.

  Newpark maintains a Compensation Committee whose current members are Dibo Attar, William W. Goodson, Alan J. Kaufman, R. Michael Still, and James H. Stone. The Compensation Committee administers Newpark's stock option plans and, since March 18, 1993, has been responsible for establishing and administering the compensation for the executive officers of Newpark. The Compensation Committee met once during 1994.

  Newpark's Board of Directors met four times during 1994. Each director attended all of the meetings of the Board of Directors and of any committees on which he served.

COMPENSATION OF DIRECTORS

  Each Newpark director who is not otherwise employed full time by Newpark receives $1,000 for each Board meeting attended and $500 for each committee meeting attended. All directors are reimbursed for travel expenses incurred in attending meetings of the Board and committees.

  Effective January 1, 1992, the Board of Directors approved an annual salary of $75,000 to each of Messrs. Sassower and Schneider for services performed by them in their respective capacities as Chairman of the Board and Chairman of the Executive Committee. Pursuant to the provisions of the 1993 Non-Employee Directors' Stock Option Plan (the "1993 Plan"), each new non-employee director, on the date of his or her election to the Board of Directors (whether elected by the stockholders or the Board of Directors), automatically will be granted a stock option to purchase 15,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant.

                               EXECUTIVE OFFICERS

  The current executive officers of Newpark, their ages and positions are as follows:

          NAME           AGE                       POSITION
          ----           ---                       --------
James D. Cole...........  54 President and Chief Executive Officer
William Thomas
 Ballantine.............  50 Executive Vice President
Matthew W. Hardey.......  42 Vice President of Finance and Chief Financial Officer
Philip S. Sassower......  55 Chairman of the Board of Directors
Lawrence I. Schneider...  58 Chairman of the Executive Committee

  For a description of the business experience of Messrs. Ballantine, Cole, Sassower and Schneider during the past five years, see "ELECTION OF DIRECTORS-- Business Experience of Directors During the Past Five Years", above.

  MATTHEW W. HARDEY joined Newpark in May 1988 as Treasurer and Assistant Secretary and was elected Vice President of Finance and Chief Financial Officer in April 1991. From 1985 until joining Newpark, Mr. Hardey was employed in the commercial banking business.

                           OWNERSHIP OF COMMON STOCK

  The following table sets forth information with respect to the beneficial ownership of Newpark's outstanding Common Stock as of April 7, 1995, by (i) each person who is known to Newpark to be the beneficial owner of more than five percent (5%) of its outstanding Common Stock, (based on Schedules 13G filed with the Securities and Exchange Commission and information provided to Newpark by its transfer agent), (ii) each director of Newpark, (iii) the executive officers named in the Summary Compensation Table on page 6, and (iv) all directors and executive officers as a group. Except as otherwise indicated below, each of the entities and persons named in the table has sole voting and investment power with respect to all shares of Common Stock beneficially owned by it or him.

                                                                  SHARES
                                                            BENEFICIALLY OWNED
                                                           --------------------
                     NAME AND ADDRESS                       NUMBER   PERCENT(1)
                     ----------------                      --------- ----------
Putnam Investments, Inc. (2)..............................   882,085    8.80%
 One Post Office Square
 Boston, MA 02109
Neuberger & Berman (3)....................................   517,475    5.16%
 605 Third Avenue
 New York, NY 10158
Philip S. Sassower (4)....................................   325,000    3.23%
Lawrence I. Schneider (5).................................   285,383    2.83%
James D. Cole (6).........................................   260,302    2.60%
James H. Stone (7)........................................   241,397    2.40%
Alan Kaufman (8)..........................................   114,198    1.14%
Dibo Attar (9)............................................   110,002    1.01%
R. Michael Still (10).....................................    80,010       *
William W. Goodson (11)...................................    16,000       *
Wm. Thomas Ballantine (12)................................    10,666       *
All directors and executive officers as a group (10
persons)(13).............................................. 1,477,146   14.46%

- - --------
 *Indicates ownership of less than one percent.
(1) Each calculation in this Proxy Statement of the percentage of outstanding Common Stock owned by an individual or group assumes the issuance of all shares of Common Stock issuable upon exercise of options or warrants which are exercisable by such individual or group within 60 days following March 31, 1995.

(2) Shared voting power with respect to 241,275 shares of Common Stock and shared investment power with respect to 882,085 shares of Common Stock.
(3) Sole voting power with respect to 68,600 shares of Common Stock and shared investment power with respect to 517,475 shares of Common Stock.
(4) Includes 50,000 shares issuable upon exercise of the stock option granted to Mr. Sassower pursuant to the Newpark Resources, Inc. 1992 Directors' Stock Option Plan (the "1992 Plan").
(5) Includes 50,000 shares issuable upon exercise of the stock option granted to Mr. Schneider pursuant to the 1992 Plan.
(6) Includes 70,080 shares held by four separate Trusts of which Mr. Cole is a Trustee and of which the beneficiaries are children of Mr. Cole. Mr. Cole disclaims ownership of the 70,080 shares held by the four Trusts.
(7) Includes 1,000 shares held in a trust of which the beneficiaries are children of Mr. Stone, and in which Mr. Stone disclaims any ownership. Also includes 15,000 shares issuable upon exercise of the stock option granted to Mr. Stone pursuant to the 1993 Plan.
(8) Includes (i) 10,000 shares held in an IRA account for the benefit of Dr. Kaufman; (ii) 5,000 shares held in a Trust of which the beneficiaries are children of Dr. Kaufman, and (iii) 3,000 shares held by his spouse in which Dr. Kaufman disclaims any ownership. Also includes 15,000 shares issuable upon exercise of the stock option granted to Dr. Kaufman pursuant to the 1993 Plan.
(9) Includes 60,000 shares owned by a Swiss corporation over which Mr. Attar has investment power. Also includes 15,000 shares issuable upon exercise of the stock option granted to Mr. Attar pursuant to the 1993 Plan.
(10) Includes 15,000 shares issuable upon exercise of the stock option granted to Mr. Still pursuant to the 1993 Plan.
(11) Includes 5,000 shares issuable upon exercise of the stock option granted to Mr. Goodson pursuant to the 1993 Plan.
(12) Consists of shares which may be purchased pursuant to employee stock options issued to Mr. Ballantine under the Newpark Resources, Inc. Amended and Restated 1988 Incentive Stock Option Plan and which are exercisable on or before May 30, 1995.
(13) Includes 192,332 shares which may be purchased pursuant to stock options exercisable on or before May 30, 1995.

                             EXECUTIVE COMPENSATION

  The following table summarizes all compensation paid to Newpark's President and Chief Executive Officer, Executive Vice President and Vice President of Finance and Chief Financial Officer (the only executive officers of Newpark who earned in excess of $100,000 in salary and bonus in 1994) for services rendered in all capacities to Newpark for the years ended December 31, 1994, 1993 and 1992.

SUMMARY COMPENSATION TABLE

                                                  LONG-TERM
                                                COMPENSATION
                                               ---------------
                         ANNUAL COMPENSATION       AWARDS
                        ---------------------- ---------------
                                                 SECURITIES
  NAME AND PRINCIPAL                             UNDERLYING       ALL OTHER
       POSITION         YEAR SALARY $ BONUS $  OPTIONS/SARS(1) COMPENSATION(2)
  ------------------    ---- -------- -------- --------------- ---------------
James D. Cole.........  1994 $180,000 $180,000         --          $2,208
  President and Chief   1993  180,000  180,000         --           1,710
  Executive Officer     1992  180,000  180,000         --           1,710

Wm. Thomas Ballantine.  1994  165,000   20,000     10,000           1,860
  Executive Vice        1993  150,000       --     10,000           1,724
  President             1992  130,000    5,000     20,000             926

Matthew W. Hardey.....  1994   95,000   12,000     10,000             856
  Vice President of     1993   85,000       --     10,000             840
  Finance and Chief     1992   70,000    8,000     10,000             499
  Financial Officer

- - --------
(1) Number of shares of Common Stock underlying options granted under the Newpark Resources, Inc. Amended and Restated 1988 Incentive Stock Option Plan (the "1988 Plan"). No SARs may be granted under the 1988 Plan.
(2) Includes excess group term life insurance and contributions by the Company to a defined contribution 401(k) Plan.

OPTION GRANTS IN LAST FISCAL YEAR


  The following table sets forth certain information at December 31, 1994, and for the year then ended, with respect to stock options granted to the individuals named in the Summary Compensation Table above. No options have been granted at an option price below the fair market value of the Common Stock on the date of grant.

                                                                   POTENTIAL REALIZABLE
                                                                     VALUE AT ASSUMED
                                    PERCENTAGE                     ANNUAL RATE OF STOCK
                         NUMBER OF   OF TOTAL                              PRICE
                         SECURITIES  OPTIONS   EXERCISE              APPRECIATION FOR
                         UNDERLYING GRANTED TO  PRICE                 OPTION TERM(3)
                          OPTIONS   EMPLOYEES     PER   EXPIRATION ---------------------
          NAME           GRANTED(1)  IN 1994   SHARE(2)    DATE        5%        10%
          ----           ---------- ---------- -------- ---------- ---------- ----------
James D. Cole...........       --       --          --         --          --         --
W. Thomas Ballantine....   10,000        5%     $13.75  4/24/2001  $  193,500 $  267,900
Matthew W. Hardey.......   10,000        5%      13.75  4/24/2001  $  193,500 $  267,900

- - --------
(1) The options were granted on April 24, 1994, and will first become exercisable April 24, 1995, vesting at the rate of one-third per year over the three years following the date of grant.
(2) At the discretion of the Compensation Committee, the exercise price may be paid by delivery of already-owned shares of Common Stock valued at the fair market value on the date of exercise, and the tax withholding obligations related to the exercise of the stock options, if any, may be satisfied by offset of the underlying shares, subject to certain conditions. The Compensation Committee retains the discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options.
(3) The dollar amounts under these columns use the 5% and 10% rates of appreciation prescribed by the Securities and Exchange Commission. The 5% and 10% rates of appreciation would result in per share prices of $19.35 and $26.79 respectively. This presentation is not intended to forecast possible future appreciation of Newpark's Common Stock.

OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END VALUE

  The following table sets forth information with respect to the named executive officers with respect to the exercise of stock options during 1994 and unexercised stock options held as of December 31, 1994:

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                           OPTIONS HELD AT       IN-THE-MONEY OPTIONS AT
                            SHARES                        DECEMBER 31, 1994         DECEMBER 31, 1994(2)
                         ACQUIRED ON       VALUE      ------------------------- -------------------------
          NAME           EXERCISE (#) REALIZED ($)(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ------------ --------------- ----------- ------------- ----------- -------------
James D. Cole...........        --             --           --           --            --           --
W. Thomas Ballantine....    16,000       $249,750          666       23,334      $ 10,905     $320,844
Matthew W. Hardey.......     1,000         15,250       13,334       16,666       218,344      211,656

- - --------
(1) Represents the difference between the market price of the underlying shares of Common Stock at exercise and the exercise price.
(2) Based on the closing price on the Nasdaq National Market of Newpark's Common Stock on that date ($24.00), minus the exercise price.

EMPLOYMENT AGREEMENT

  James D. Cole serves as President of Newpark pursuant to an employment agreement that automatically renews for successive one-year periods unless terminated by either party. Mr. Cole receives an annual base salary of $180,000 and is entitled to an annual bonus equal to 5% of Newpark's pre-tax profit (as defined in the employment agreement), subject to a maximum of such year's base salary.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee (the "Committee") of the Board of Directors, which consists of Messrs. Attar, Goodson, Kaufman, Still and Stone, each of whom is a non-employee director, sets Newpark's compensation policies applicable to executive officers, determines the compensation of the executive officers, subject to review by the Board of Directors, and administers Newpark's stock option plans. The Committee does not administer the 1993 Non-Employee Directors' Stock Option Plan, which is administered by the Board. The Committee has prepared the following report for inclusion in this Proxy Statement.

 Chief Executive Officer Compensation

  Mr. Cole's compensation for 1994 was based on his rights under his employment agreement with Newpark (the "Employment Agreement"). The Employment Agreement was entered into in 1990 and provided for an initial term which expired on January 1, 1993. Thereafter, the Employment Agreement automatically renews for successive one-year periods unless terminated by either party. Pursuant to the terms of the Employment Agreement, Mr. Cole received a base salary of $180,000 in 1994. In keeping with Newpark's objective of rewarding executive officers based on corporate performance, the Employment Agreement also provides for a bonus equal to 5% of Newpark's pre-tax profit, subject to a maximum bonus equal to the amount of Mr. Cole's base salary. By excluding from the calculation of pre-tax profit any capital gains and focusing instead on income from operations, the Employment Agreement attempts to focus on Newpark's long-term prospects.

  Based on the calculation of pre-tax profit under the Employment Agreement, Mr. Cole received a $180,000 bonus in 1994, the maximum permitted under the Employment Agreement. Mr. Cole also participates in Newpark's defined contribution plan but does not participate in Newpark's stock option program.

 Executive Officers Compensation

  In 1994, compensation paid to Newpark's executive officers other than Mr. Cole consisted of salary, cash bonuses, stock options and contributions to a defined contribution plan. The compensation of executive officers other than Mr. Cole is determined initially by Mr. Cole, subject to review and approval by the Compensation Committee. In determining salaries, Mr. Cole and the Compensation Committee considered available information about the pay scales of companies of similar size in the oilfield services industry. The Compensation Committee believes that the salaries of these executive officers are comparable to the salaries of executive officers with similar responsibilities at other oilfield services companies. Bonuses were determined by reference to profitability achieved by Newpark as a whole and the profitability of individual operating units.

  Newpark's incentive stock option program provides additional incentives to key employees to work to maximize stockholder value and provides a link between the interests of senior managers and stockholders. By utilizing vesting periods, the option program encourages key employees to remain in the employ of Newpark and provides a long-term perspective to the compensation available under the option program.

 Recent Internal Revenue Code Amendments

  The Compensation Committee will continue to consider the anticipated tax treatment to Newpark regarding the compensation and benefits paid to the Chief Executive Officer and the four other most highly compensated executive officers of Newpark in light of the recent amendment of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). The amendment to Newpark's stock option plan limiting the number of shares subject to option that may be granted to any individual during a calendar year that was approved by stockholders at last year's Annual Meeting was adopted in response to Section 162(m). The Compensation Committee will from time to time consider further amendments to Newpark's compensation structure, including further amendments to the stock option plan, necessary to preserve the deductibility of all compensation paid by Newpark which is subject to Section 162(m).

  If the Board's nominees are elected at the Annual Meeting, the Board intends to appoint Dibo Attar, William W. Goodson, Alan J. Kaufman, R. Michael Still and James H. Stone to serve on the Compensation Committee.

    DIBO ATTAR                            WILLIAM W. GOODSON
    ALAN J. KAUFMAN                       R. MICHAEL STILL
    JAMES H. STONE

PERFORMANCE GRAPH

  The following graph reflects a comparison of the cumulative total stockholder return of Newpark Common Stock from September 6, 1990 (the date Newpark's Common Stock resumed trading on Nasdaq), through December 31, 1994, with the Nasdaq Market Value Index and the Media General Oil and Gas Field Services Index. The graph assumes that the value of the investment in Newpark Common Stock and each index was $100 on September 6, 1990 and that all dividends, if any, were reinvested. The comparisons in this table are not intended to forecast or be indicative of possible future price performance.

  COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN OF NEWPARK RESOURCES, INC.,
   NASDAQ MARKET VALUE INDEX AND MEDIA GENERAL OIL & GAS FIELD SERVICES INDEX

                        [PERFORMANCE GRAPH APPEARS HERE]


                           SEPT. 6, DEC. 31, DEC. 31, DEC. 31, DEC. 31, DEC. 31,
                             1990     1990     1991     1992     1993     1994
                           -------- -------- -------- -------- -------- --------
Newpark Resoures, Inc.....   100     78.26    134.78   195.65   156.52   417.39
Industry Index............   100     87.37     83.44    83.14    97.05    86.76
Broad Market..............   100     95.27    122.30   123.50   148.14   155.53

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Goodson served on the Compensation Committee of Newpark during 1994. Mr. Goodson was formerly an officer of a Newpark subsidiary

               PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION TO
             DECREASE AUTHORIZED NUMBERS OF SHARES OF COMMON STOCK

  Newpark's Board of Directors has unanimously approved an amendment (the "Amendment") to Article Fourth of the Company's Certificate of Incorporation to decrease the number of shares of Common Stock which Newpark is authorized to issue. At present, the Certificate of Incorporation authorizes the issuance of up to 50,000,000 shares of Common Stock and up to 1,000,000 shares of Preferred Stock. The proposed Amendment would reduce the number of shares of Common Stock authorized for issuance to 20,000,000 shares, while the number of shares of Preferred Stock authorized for issuance would remain at 1,000,000. The complete text of the amendment to Article Fourth of the Company's Certificate of Incorporation is set forth as Exhibit A hereto.

  As a Delaware corporation, Newpark is subject to the payment of minimum franchise taxes to the State of Delaware, without regard to the amount of revenues, or lack thereof, generated within the State of Delaware. For the most part, the amount of franchise tax payable, on an annual basis, is determined as a function of Newpark's authorized capital structure. Had the proposed Amendment been adopted prior to the beginning of fiscal 1994, the amount of franchise tax payable to the State of Delaware would have been reduced by approximately $52,600.

  As of the date hereof, there are an aggregate of            shares of Common
Stock outstanding, and no shares of Preferred Stock have been issued. In addition, an aggregate of 659,181 shares of Common Stock have been reserved for issuance upon exercise of stock options. Consequently, even if the proposed Amendment is approved by stockholders, the Board of Directors believes that Newpark would continue to have a sufficient number of authorized but unissued shares of Common Stock available for issuance to raise additional equity capital, to take advantage of opportunities to make acquisitions and for other corporate purposes.

  The Board of Directors believes that the currently authorized number of shares of Common Stock is excessive for Newpark's immediately foreseeable needs, and that the proposed reduction would significantly reduce Newpark's obligation to pay minimum annual franchise taxes to the State of Delaware without unduly hindering the Board's flexibility to issue additional Common Stock in appropriate circumstances. Accordingly, the Board of Directors has unanimously recommended that stockholders vote "FOR" the proposed Amendment.

                 APPROVAL OF AMENDMENT TO AMENDED AND RESTATED
                        1988 INCENTIVE STOCK OPTION PLAN

INTRODUCTION

  The Amended and Restated 1988 Newpark Resources, Inc. Incentive Stock Option Plan (the "1988 Plan") was adopted by the Board of Directors on June 22, 1988 and thereafter was approved by the stockholders. The 1988 Plan enables the Board of Directors to grant to executive officers, other corporate and divisional officers and key employees of Newpark and its subsidiaries options to purchase shares of Common Stock. The 1988 Plan was amended and restated by the Board of Directors and stockholders in 1991 to increase the number of shares of Common Stock issuable upon the exercise of options (sometimes called "Option Shares" herein) and to make certain technical changes. The maximum number of Option Shares issuable under the 1988 Plan was further increased by the Board of Directors and stockholders in 1994 and such maximum currently is 650,000. As a result of prior grants made under the 1988 Plan, there were 83,667 Option Shares available for future grants as of December 31, 1994.

  The stockholders are being asked to vote on a proposal to amend the 1988 Plan to increase the number of Option Shares issuable thereunder from 650,000 to 1,000,000. The amendment was adopted by the Board of Directors on April 3, 1995, subject to stockholder approval. The Board of Directors believes the opportunity to receive options under the 1988 Plan provides an important incentive to employees to make significant and extraordinary contributions to the long-term performance and growth of Newpark. The Board of Directors recommends that stockholders vote "FOR" the amendment increasing the number of Option Shares issuable under the 1988 Plan in order to assure that Newpark will continue to have sufficient options and Option Shares to serve as a vehicle for attracting and retaining employees of exceptional ability.

  The full text of the 1988 Plan is set forth as Exhibit B hereto, and stockholders are urged to refer to it for a complete description of the 1988 Plan. The summary of the principal features of the 1988 Plan which follows is qualified in its entirety by reference to the complete text of the 1988 Plan.

PRINCIPAL FEATURES OF THE PLAN

  Stock options granted under the 1988 Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), if so designated on the date of grant. Stock options that are not designated or do not qualify as incentive stock options are nonstatutory stock options and are not eligible for the tax benefits applicable to incentive stock options.

  No stock options may be granted under the 1988 Plan after January 27, 1998. If a stock option expires, terminates or is cancelled for any reason without having been exercised in full, the shares of Common Stock not purchased thereunder are available for future grants.

  The 1988 Plan is administered by the Committee, all of whose members are non-employee Directors. Members of the Committee are eligible to and have received awards under the 1993 Non-Employee Directors' Stock Option Plan, but are not eligible to receive awards under the 1988 Plan. The Committee has complete authority, subject to the express provisions of the 1988 Plan, to approve the employees nominated by the management of Newpark to be granted stock options, to determine the number of stock options to be granted to employees, to set the terms and conditions of stock options, to remove or adjust any restrictions and conditions upon stock options and to adopt such rules and regulations, and to make all other determinations, deemed necessary or desirable for the administration of the 1988 Plan.

  In selecting optionees, consideration is given to factors such as employment position, duties and responsibilities, ability, productivity, length of service, morale, interest in Newpark and recommendations of supervisors. Awards may be granted to the same employee on more than one occasion. Each stock option is evidenced by a written option agreement in a form approved by the Committee.

  The purchase price (the "Exercise Price") of Option Shares must be at least equal to the fair market value of such shares on the date the stock option is granted. The determination of fair market value of Option Shares is based on Nasdaq quotations. The stock option term is for a period of ten years from the date of grant or such shorter period as is determined by the Committee. Each stock option may provide that it is exercisable in full or in cumulative or noncumulative installments, and each stock option is exercisable from the date of grant or any later date specified therein, all as determined by the Committee. The Committee's authority to take certain actions under the 1988 Plan includes authority to accelerate vesting schedules and to otherwise waive or adjust restrictions applicable to the exercise of stock options.

  Each stock option may be exercised in whole or in part (but not as to fractional shares) by delivering a notice of exercise to Newpark, together with payment of the Exercise Price. The Exercise Price may be paid in cash, by cashier's or certified check or, if the Committee authorizes payment in stock, by surrender of previously owned shares of Common Stock.

  Except as otherwise provided below, an optionee may not exercise a stock option unless from the date of grant to the date of exercise the optionee remains continuously in the employ of Newpark. If the employment of the optionee terminates for any reason other than death, disability or retirement at or after the age of 65, the stock options then currently exercisable remain exercisable for a period of 90 days after such termination of employment (except that the 90 day period is extended to 12 months if the optionee dies during such 90 day period), subject to earlier expiration at the end of their fixed term. If the employment of the optionee terminates because of death, disability or retirement at or after the age of 65, the stock options then currently exercisable remain in full force and effect and may be exercised at any time during the option term pursuant to the provisions of the 1988 Plan.

  An employee may receive incentive stock options covering Option Shares of any value, provided that the value of all Option Shares subject to one or more of such incentive stock options which are first exercisable in any one calendar year may not exceed the maximum amount permitted under Section 422 of the Code (currently $100,000). No employee may be granted incentive or nonstatutory stock options in any calendar year with respect to more than 20,000 Option Shares.

  Each stock option granted under the 1988 Plan is exercisable during an optionee's lifetime only by such optionee. Stock options are transferable only by will or the laws of intestate succession.

  The Board of Directors may at any time suspend, amend or terminate the 1988 Plan. Stockholder approval is required, however, to materially increase the benefits accruing to optionees, materially increase the number of securities which may be issued (except for adjustments under anti-dilution clauses) or materially modify the requirements as to eligibility for participation. The 1988 Plan authorizes the Committee to include in stock options provisions which permit the acceleration of vesting in the event of a change in control of Newpark resulting from certain occurrences. Newpark intends to maintain a current registration statement under the Securities Act of 1933 with respect to the shares of Common Stock issuable upon the exercise of stock options granted under the 1988 Plan.

SUMMARY OF OPTION GRANTS

  There are currently 72 employees (including five executive officers) eligible to participate in the 1988 Plan. From the inception of the 1988 Plan through December 31, 1994, stock options to purchase an aggregate of 566,333 Option Shares (net of cancellations) were granted under the 1988 Plan, of which options to purchase 374,981 Option Shares were outstanding at December 31, 1994, with an aggregate of 191,352 Option Shares having been acquired upon the exercise of stock options. From the inception of the 1988 Plan through December 31, 1994, Messrs. Ballantine and Hardey received total stock option grants of 44,000 shares and 31,000 shares, respectively; all current executive officers as a group (5 persons) received stock option grants of 75,000 shares; and all employees other than current executive officers received stock option grants of 491,333 shares (net of cancellations). In addition to the foregoing grants, Messrs. Sassower and Schneider each received a stock option to purchase 50,000 shares of Common Stock under the 1992 Directors' Stock Option Plan. Non-employee directors are not eligible to participate in the 1988 Plan.

  In February 1995, the Committee granted, subject to stockholder approval of the amendment increasing the number of Option Shares issuable under the 1988 Plan, stock options covering an additional 197,000 Option Shares to 70 employees. The following table sets forth certain information with respect to the February 1995 stock option grants. Future grants under the 1988 Plan will be made at the discretion of the Committee and are not yet determinable.

                               NEW PLAN BENEFITS
             AMENDED AND RESTATED 1988 INCENTIVE STOCK OPTION PLAN

                                                                    NUMBER OF
NAME OR POSITION                                                 OPTIONS GRANTED
- - ----------------                                                 ---------------
James D. Cole...................................................           0
Wm. Thomas Ballantine...........................................      10,000
Matthew W. Hardey...............................................       8,000
Executive Group.................................................      18,000
Non-Executive Director Group....................................           0
Non-Executive Officer Employee Group............................     179,000

  All outstanding stock options under the 1988 Plan have a term of seven years, are non-statutory stock options and are subject to vesting over a three-year period, with one-third of the options becoming exercisable on each successive
anniversary of the date of grant. On April   , 1995, the last sales price of
the Common Stock, as reported on the Nasdaq National Market System, was $ per share.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

  The following discussion is a short summary of the Federal income tax consequences of the grant and exercise of stock options under the 1988 Plan.

 Tax Consequences to Optionees

  Incentive Stock Options. An optionee recognizes no taxable income upon the grant of an incentive stock option. In addition, there will be no taxable income recognized by the optionee at the time of exercise of an incentive stock option provided the optionee has been in the employ of Newpark at all times during the period beginning on the date of grant and ending on the date three months before the date of exercise.

  Gain recognized upon a disposition of the Option Shares generally will be taxable as long-term capital gain if the shares are not disposed of within (i) two years from the date of grant of the incentive stock option and (ii) one year from the exercise date. If both of these conditions are not satisfied, the disposition is a "disqualifying disposition". In that event, gain equal to the excess of the fair market value of the Option Shares at the exercise date over the Exercise Price generally will be taxed as ordinary income and any further gain will be taxed as long-term capital gain if the shares were held more than 12 months. Different rules apply if an optionee exercises a stock option by surrendering shares of Common Stock which were previously acquired upon the exercise of an incentive stock option and with respect to which the optionee has not satisfied certain holding periods.

  Shares acquired upon the exercise of an incentive stock option by the payment of cash will have a basis equal to the Exercise Price of the stock option. Different rules apply if an optionee exercises a stock option by surrendering previously owned shares of Common Stock.

  Upon the exercise of an incentive stock option, an amount equal to the excess of the fair market value of the Option Shares at the exercise date over the Exercise Price is treated as alternative minimum taxable income for purposes of the alternative minimum tax.

  Incentive stock options exercised by an optionee who has not satisfied the applicable requirements as to continuous employment do not qualify for the tax treatment discussed above. Instead, the exercise of such options will be subject to the rules which apply to the exercise of nonstatutory stock options.

  Nonstatutory Stock Options. An optionee recognizes no taxable income upon the grant of a nonstatutory stock option. In general, upon the exercise of a nonstatutory stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the Option Shares on the exercise date over the Exercise Price.

  Shares acquired upon the exercise of a nonstatutory stock option by the payment of cash will have a basis equal to their fair market value on the exercise date and have a holding period beginning on the exercise date. Different rules apply if an optionee exercises a stock option by surrendering previously owned shares of Common Stock. Gain or loss recognized on a disposition of the Option Shares generally will qualify as long-term capital gain or loss if the shares have a holding period of more than 12 months.

  Newpark generally must collect and pay withholding taxes upon the exercise of a nonstatutory stock option. Withholding tax obligations arising from the exercise of a nonstatutory stock option may be satisfied by any payment method deemed appropriate by the Committee, including by withholding from the Option Shares otherwise issuable upon the exercise of the nonstatutory stock option the number of Option Shares having a fair market value equal to the amount of the withholding tax obligation. If Option Shares are withheld upon exercise in order to satisfy withholding taxes, such withholding will be treated as though the optionee had received the withheld Option Shares upon the exercise of the nonstatutory stock option and immediately sold them to Newpark at their fair market value on the exercise date. The optionee accordingly must recognize ordinary income in an amount equal to the excess of the fair market value of the withheld Option Shares on the exercise date over the amount the optionee is deemed to have paid for them, in addition to the ordinary income attributable to the Option Shares which were not withheld.

 Tax Consequences to Newpark

  Newpark generally is allowed an income tax deduction for amounts that are taxable to optionees as ordinary income under the foregoing rules, if it satisfies all Federal income tax withholding requirements. Amounts deemed to be compensation to executive officers as a result of the exercise of stock options or the sale of Option Shares will not be taken into account in determining whether the compensation paid to the executive exceeds the limits on deductibility imposed under Section 162(m) of the Code.

                                 MISCELLANEOUS

STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the 1996 Annual Meeting of Stockholders must be received by Newpark by January 5, 1996, to be considered by Newpark for inclusion in Newpark's proxy statement and form of proxy relating to that meeting. Such proposals should be directed to the attention of the Corporate Secretary, Newpark Resources, Inc., II Lakeway Center, Suite 1770, 3850 North Causeway Blvd., Metairie, LA 70002.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires Newpark's officers and directors, and persons who own more than ten percent of a registered class of Newpark's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent stockholders are required by Securities and Exchange Commission regulations to furnish Newpark with copies of all
Section 16(a) forms they file.

  Based solely on review of the copies of such forms furnished to Newpark, or written representation that no Forms 5 were required, Newpark believes that during the period from January 1, 1994 to December 31, 1994 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

OTHER MATTERS

  Neither Newpark nor any of the persons named as proxies knows of matters other than those described above to be voted on at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on such matters, subject to direction by the Board of Directors.

  Newpark's Annual Report on Form 10-K for the year ended December 31, 1994, accompanies this Proxy Statement, but is not to be deemed a part of the proxy soliciting material.

  WHILE YOU HAVE THE MATTER IN MIND, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD.

                                                                     EXHIBIT "A"

                   AMENDMENT TO CERTIFICATE OF INCORPORATION

  Paragraph A of Article Fourth of the Certificate of Incorporation of Newpark Resources, Inc., is amended in its entirety to read in full as follows:

    "FOURTH: A. The corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock". The total number of shares which this corporation shall have authority to issue is Twenty-One Million (21,000,000), of which One Million (1,000,000) shall be Preferred Stock and Twenty Million (20,000,000) shall be Common Stock. The Preferred Stock and the Common Stock shall each have a par value of $.01 per share."

                                                                     EXHIBIT "B"

                              AMENDED AND RESTATED
                            NEWPARK RESOURCES, INC.
                        1988 INCENTIVE STOCK OPTION PLAN

  1. Purpose.

  This Amended and Restated Newpark Resources, Inc., 1988 Incentive Stock Option Plan (the "Plan") is intended to allow designated employees, executive officers and other corporate and divisional officers (all of whom are sometimes collectively referred to herein as "Employees") of Newpark Resources, Inc., a Delaware corporation ("Newpark"), and Subsidiaries which it may have from time to time (Newpark and such Subsidiaries being together referred to herein as the "Company") to receive certain options ("Stock Options") to purchase Newpark's common stock, $.01 par value (the "Common Stock"), as herein provided. "Subsidiary" shall mean each corporation which is a "subsidiary corporation" of Newpark, within the definition contained in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"). The purpose of the Plan is to provide Employees with additional incentives to make significant and extraordinary contributions to the long-term performance and growth of the Company and to attract and retain Employees of exceptional ability.

  2. Administration.

  2.1 The Plan shall be administered by the entire Board of Directors of Newpark (the "Board"), provided all of the members of the Board qualify as "disinterested persons" as that term is defined in Rule 16b-3(c)(2)(i) promulgated by the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") or by a Compensation Committee consisting of two or more Board members, each of whom is a "disinterested person" as that term is defined in Rule 16b-3(c)(2)(i) promulgated by the Commission pursuant to the Exchange Act (the Board or, if applicable, the Compensation Committee administering the Plan shall hereafter be referred to as the "Committee"). Notwithstanding the foregoing, no action of the Committee shall be invalid if the "disinterested persons" requirement in the preceding sentence is not met. The Committee shall select one of its members as Chairman and shall act by vote of a majority of a quorum, or by unanimous written consent. A majority of its members shall constitute a quorum. The Committee shall be governed by the provisions of Newpark's Bylaws and of Delaware law applicable to the Board, except as otherwise provided herein or determined by the Board.

  2.2 The Committee shall have full and complete authority, in its discretion, but subject to the express provisions of the Plan: to approve the Employees nominated by the management of the Company to be granted Stock Options; to determine the number of Stock Options to be granted to an Employee; to determine the time or times at which Stock Options shall be granted; to establish the terms and conditions upon which Stock Options may be exercised; to establish the terms and conditions upon which Stock Options may vest; to remove or adjust any restrictions and conditions upon Stock Options; to specify, at the time of grant, provisions relating to exercisability of Stock Options and to accelerate or otherwise modify the exercisability of any Stock Options; and to adopt such rules and regulations and to make all other determinations deemed necessary or desirable for the administration of the Plan. All interpretations and constructions of the Plan by the Committee, and all of its actions hereunder, shall be binding and conclusive on all persons for all purposes.

  2.3 The Company hereby agrees to indemnify and hold harmless each Committee member and each employee of the Company, and the estate and heirs of such Committee member or employee, against all claims, liabilities, expenses, penalties, damages or other pecuniary losses, including legal fees incurred by such Committee member or employee, which such Committee member or employee, his or her estate or heirs may suffer as a result of his or her responsibilities, obligations or duties in connection with the Plan, to the extent that insurance, if any, does not cover the payment of such items.

  3. Eligibility and Participation.

  Employees eligible under the Plan shall be approved by the Committee from those Employees who, in the opinion of the management of the Company, are in positions which enable them to make significant and extraordinary contributions to the long-term performance and growth of the Company. In selecting Employees to whom Stock Options may be granted, consideration shall be given to factors such as employment position, duties and responsibilities, ability, productivity, length of service, morale, interest in the Company and recommendations of supervisors. No member of the Committee shall be eligible to participate under the Plan or under any other Company plan if such participation would contravene the standard of paragraph 2.1 above relating to "disinterested persons".

  4. Grants.

  The Committee may grant Stock Options in such amounts, at such times, and to such Employees nominated by the management of the Company as the Committee, in its discretion, may determine. Stock Options granted under the Plan shall constitute "incentive stock options" within the meaning of Section 422 of the Code, if so designated by the Committee on the date of grant. The Committee shall also have the discretion to grant Stock Options which do not constitute incentive stock options and any such Stock Options shall be designated nonstatutory stock options by the Committee on the date of grant. The aggregate fair market value (determined as of the time an incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by any Employee during any one calendar year (under all plans of the Company and any parent or subsidiary of the Company) may not exceed the maximum amount permitted under Section 422 of the Code (currently $100,000.00). Nonstatutory stock options shall not be subject to the limitations relating to incentive stock options contained in the preceding sentence; however, no employee may receive Stock Options in any calendar year with respect to more than 20,000 shares of Common Stock. Subject to the provisions of paragraph 11 hereof, the number of shares of Common Stock issued and issuable pursuant to the exercise of Stock Options granted hereunder shall not exceed 650,000 [1,000,000 if the proposed amendment is approved by the stockholders]. Each Stock Option shall be evidenced by a written agreement (the "Option Agreement") in a form approved by the Committee, which shall be executed on behalf of the Company and by the Employee to whom the Stock Option is granted. If a Stock Option expires, terminates or is cancelled for any reason without having been exercised in full, the shares of Common Stock not purchased thereunder shall again be available for purposes of the Plan.

  5. Purchase Price.

  The purchase price (the "Exercise Price") of shares of Common Stock subject to each Stock Option ("Option Shares") shall equal the fair market value ("Fair Market Value") of such shares on the date of grant of such Stock Option. The Exercise Price of Option Shares subject to an incentive stock option granted to an Employee who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or Subsidiary shall be at least equal to 110% of the Fair Market Value of such shares on the date of grant of such Stock Option. The Fair Market Value of a share of Common Stock on any date shall be equal to the closing price of the Common Stock for the last preceding day on which Newpark's shares were traded, and the method for determining the closing price shall be determined by the Committee.

  6. Option Period.

  The Stock Option period (the "Term") shall commence on the date of grant of the Stock Option and shall be ten years or such shorter period as is determined by the Committee. Notwithstanding the foregoing, the Term of an incentive stock option granted to an Employee who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary shall not exceed five years. Each Stock Option shall provide that it is exercisable over its term in such periodic installments as the Committee in its sole discretion may determine. Such provisions need not be uniform. Notwithstanding the foregoing, but subject to the provisions of paragraphs 2.2 and 11.3, Stock Options granted to Employees who are subject to the reporting requirements of Section 16(a) of the Exchange Act ("Section 16 Reporting Persons") shall not be exercisable until at least six months and one day from the date the Stock Option is granted. If an Employee shall not in any period purchase all of the Option Shares which the Employee is entitled to purchase in such period, the Employee may purchase all or any part of such Option Shares at any time prior to the expiration of the Stock Option.

  7. Exercise of Options.

  7.1 Each Stock Option may be exercised in whole or in part (but not as to fractional shares) by delivering it for surrender or endorsement to the Company, attention of the Corporate Secretary, at the principal office of the Company, together with payment of the Exercise Price and an executed Notice and Agreement of Exercise in the form prescribed by paragraph 7.2. Payment may be made in cash, by cashier's or certified check, or by surrender of previously owned shares of the Company's Common Stock valued pursuant to paragraph 5 (if the Committee authorizes payment in stock).

  7.2 Exercise of each Stock Option is conditioned upon the agreement of the Employee to the terms and conditions of this Plan and of such Stock Option as evidenced by the Employee's execution and delivery of a Notice and Agreement of Exercise in a form to be determined by the Committee in its discretion. Such Notice and Agreement of Exercise shall set forth the agreement of the Employee that: (a) no Option Shares will be sold or otherwise distributed in violation of the Securities Act of 1933 (the "Securities Act") or any other applicable federal or state securities laws, (b) each Option Share certificate may be imprinted with legends reflecting any applicable federal and state securities law restrictions and conditions, (c) the Company may comply with said securities law restrictions and issue "stop transfer" instructions to its Transfer Agent and Registrar without liability, (d) if the Employee is a
Section 16 Reporting Person, the Employee will furnish to the Company a copy of each Form 4 or Form 5 filed by said Employee and will timely file all reports required under federal securities laws, and (e) the Employee will report all sales of Option Shares to the Company in writing on a form prescribed by the Company.

  7.3 No Stock Option shall be exercisable unless and until any applicable registration or qualification requirements of federal and state securities laws, and all other legal requirements, have been fully complied with. The Company will use reasonable efforts to maintain the effectiveness of a Registration Statement under the Securities Act for the issuance of Stock Options and shares acquired thereunder, but there may be times when no such Registration Statement will be currently effective. The exercise of Stock Options may be temporarily suspended without liability to the Company during times when no such Registration Statement is currently effective, or during times when, in the reasonable opinion of the Committee, such suspension is necessary to preclude violation of any requirements of applicable law or regulatory bodies having jurisdiction over the Company. If any Stock Option would expire for any reason except the end of its term during such a suspension, then if exercise of such Stock Option is duly tendered before its expiration, such Stock Option shall be exercisable and exercised (unless the attempted exercise is withdrawn) as of the first day after the end of such suspension. The Company shall have no obligation to file any Registration Statement covering resales of Option Shares.

  8. Employment Requirements.

  Except as provided in paragraph 10 below, an Employee may not exercise a Stock Option unless from the date of grant to the date of exercise such Employee remains continuously in the employ of the Company. For purposes of this paragraph 8, the period of continuous employment of an Employee with the Company shall be deemed to include (without extending the term of the Stock Option) any period during which such Employee is on leave of absence with the consent of the Company, provided that such leave of absence shall not exceed three (3) months and that such Employee returns to the employ of the Company at the expiration of such leave of absence. If such Employee fails to return to the employ of the Company at the expiration of such leave of absence, such Employee's employment with the Company shall be deemed terminated as of the date such leave of absence commenced. The continuous employment of an Employee with the Company shall also be deemed to include any period during which such Employee is a member of the Armed Forces of the United States, provided that such Employee returns to the employ of the Company within ninety (90) days (or such longer period as may be prescribed by law) from the date such Employee first becomes entitled to discharge. If an Employee does not return to the employ of the Company within ninety (90) days (or such longer period as may be prescribed by law) from the date such Employee first becomes entitled to discharge, such Employee's employment with the Company shall be deemed to have terminated as of the date such Employee's military service ended.

  9. Restrictions on Transfer.

  Each Stock Option granted under this Plan shall be transferable only by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code). No interest of any Employee under the Plan shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. Each Stock Option granted under this Plan shall be exercisable during an Employee's lifetime only by such Employee or by such Employee's legal representative.

  10. Termination of Employment.

  10.1 Upon an Employee's Retirement, Disability or death, (a) all Stock Options to the extent then presently exercisable shall remain in full force and effect and may be exercised pursuant to the provisions thereof, including expiration at the end of the fixed term thereof, and (b) unless otherwise provided by the Committee, all Stock Options to the extent not then presently exercisable by such Employee shall terminate as of the date of such termination of employment and shall not be exercisable thereafter.

  10.2 Upon the termination of the employment of an Employee with the Company for any reason other than the reasons set forth in paragraph 10.1 hereof, (a) all Stock Options to the extent then presently exercisable by such Employee shall remain exercisable only for a period of ninety (90) days after the date of such termination of employment (except that the ninety (90) day period shall be extended to twelve (12) months if the Employee shall die during such ninety
(90) day period), and may be exercised pursuant to the provisions thereof, including expiration at the end of the fixed term thereof, and (b) unless otherwise provided by the Committee, all Stock Options to the extent not then presently exercisable by such Employee shall terminate as of the date of such termination of employment and shall not be exercisable thereafter.

  10.3 For purposes of this Plan:

    10.3.1 "Retirement" shall mean an Employee's retirement from the employ of the Company on or after the date on which such Employee attains the age of sixty-five (65) years; and

    10.3.2 "Disability" shall mean total and permanent incapacity of an Employee, due to physical impairment or legally established mental incompetence, to perform the usual duties of such Employee's employment with the Company, which disability shall be determined: (i) on medical evidence by a licensed physician designated by the Committee, or (ii) on evidence that the Employee has become entitled to receive primary benefits as a disabled employee under the Social Security Act in effect on the date of such disability.

  11. Adjustments Upon Change in Capitalization.

  11.1 The number and class of shares subject to each outstanding Stock Option, the Exercise Price thereof (but not the total price), the maximum number of Stock Options that may be granted under the Plan, and the minimum number of shares as to which a Stock Option may be exercised at any one time, shall be proportionately adjusted in the event of any increase or decrease in the number of the issued shares of

Common Stock which results from a split-up or consolidation of shares, payment of a stock dividend or dividends exceeding a total of five percent (5%) for which the record dates occur in any one fiscal year, a recapitalization (other than the conversion of convertible securities according to their terms), a combination of shares or other like capital adjustment, so that upon exercise of the Stock Option, the Employee shall receive the number and class of shares such Employee would have received had such Employee been the holder of the number of shares of Common Stock for which the Stock Option is being exercised upon the date of such change or increase or decrease in the number of issued shares of the Company.

  11.2 Upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which Newpark is not the surviving corporation, or in which Newpark survives as a wholly-owned subsidiary of another corporation, or upon a sale of all or substantially all of the property of the Company to another corporation, or any dividend or distribution to shareholders of more than ten percent (10%) of the Company's assets, adequate adjustment or other provisions shall be made by the Company or other party to such transaction so that there shall remain and/or be substituted for the Option Shares provided for herein, the shares, securities or assets which would have been issuable or payable in respect of or in exchange for such Option Shares then remaining, as if the Employee had been the owner of such shares as of the applicable date. Any securities so substituted shall be subject to similar successive adjustments.

  11.3 In the sole discretion of the Committee, Stock Options may include provisions, on terms (which need not be uniform) authorized by the Committee in its sole discretion, that accelerate the Employees' rights to exercise Stock Options upon a sale of substantially all of the Company's assets, the dissolution of Newpark or upon a change in the controlling shareholder interest in Newpark resulting from a tender offer, reorganization, merger or consolidation or from any other transaction or occurrence, whether or not similar to the foregoing (each, a "Change in Control").

  12. Withholding Taxes.

  The Company shall have the right at the time of exercise of any Stock Option to make adequate provision for any federal, state, local or foreign taxes which it believes are or may be required by law to be withheld with respect to such exercise ("Tax Liability"), to ensure the payment of such Tax Liability. The Company may provide for the payment of any Tax Liability by any of the following means or a combination of such means, as determined by the Committee in its sole and absolute discretion in the particular case: (i) by requiring the Employee to tender a cash payment to the Company; (ii) by withholding from the Employee's salary; (iii) by withholding from the Option Shares which would otherwise be issuable upon exercise of the Stock Option that number of Option Shares having an aggregate fair market value (determined in the manner prescribed by paragraph 5) as of the date the withholding tax obligation arises in an amount which is equal to the Employee's Tax Liability; or (iv) by any other method deemed appropriate by the Committee. Satisfaction of the Tax Liability of a Section 16 Reporting Person may be made by the method of payment specified in clause (iii) above only if the following two conditions are satisfied:

    (a) the withholding of Option Shares and the exercise of the related Stock Option occurs at least six months and one day following the date of grant of such Stock Option; and

    (b) the withholding of Option Shares is made either (i) pursuant to an irrevocable election ("Withholding Election") made by such Employee at least six months in advance of the withholding of Option Shares or (ii) on a day within a ten-day "window period" beginning on the third business day following the date of release of the Company's quarterly or annual summary statement of sales and earnings.

  Anything herein to the contrary notwithstanding, a Withholding Election may be disapproved by the Committee at any time.

  13. Relationship to Other Employee Benefit Plans.

  Stock Options granted hereunder shall not be deemed to be salary or other compensation to any Employee for purposes of any pension, thrift, profit-sharing, stock purchase or any other employee benefit plan now maintained or hereafter adopted by the Company.

  14. Amendments and Termination.

  The Board of Directors may at any time suspend, amend or terminate this Plan. No amendment or modification of this Plan may be adopted, except subject to shareholder approval, which would: (a) materially increase the benefits accruing to Employees under this Plan, (b) materially increase the number of securities which may be issued under this Plan (except for adjustments pursuant to paragraph 11 hereof), or (c) materially modify the requirements as to eligibility for participation in the Plan.

  15. Successors in Interest.

  The provisions of this Plan and the actions of the Committee shall be binding upon all heirs, successors and assigns of the Company and of Employees.

  16. Other Documents.

  All documents prepared, executed or delivered in connection with this Plan shall be, in substance and form, as established and modified by the Committee or by persons under its direction and supervision; provided, however, that all such documents shall be subject in every respect to the provisions of this Plan, and in the event of any conflict between the terms of any such document and this Plan, the provisions of this Plan shall prevail. All Stock Options granted under the Plan shall be evidenced by written agreements executed by the Company and the Employees to whom the Stock Options have been granted. Each agreement shall specify whether a Stock Option is an incentive stock option or a nonstatutory stock option.

  17. No Obligation to Continue Employment.

  This Plan and grants hereunder shall not impose any obligation on the Company to continue to employ any Employee. Moreover, no provision of this Plan or any document executed or delivered pursuant to this Plan shall be deemed modified in any way by any employment contract between an Employee (or other employee) and the Company.

  18. Misconduct of an Employee.

  Notwithstanding any other provision of this Plan, if an Employee commits fraud or dishonesty toward the Company or wrongfully uses or discloses any trade secret, confidential data or other information proprietary to the Company, or intentionally takes any other action materially inimical to the best interests of the Company, as determined by the Committee, in its sole and absolute discretion, such Employee shall forfeit all rights and benefits under this Plan.

  19. Term of Plan.

  This Plan was adopted by the Board effective January 27, 1988. No Stock Option may be granted under this Plan after January 27, 1998.

  20. Governing Law.

  This Plan shall be construed in accordance with, and governed by, the laws of the State of Delaware.

  21. Shareholder Approval.

  No Stock Option shall be exercisable unless and until the shareholders of the Company have approved this Plan and all other legal requirements have been fully complied with.

  22. Privileges of Stock Ownership.

  The holder of a Stock Option shall not be entitled to the privileges of stock ownership as to any shares of the Company Common Stock not actually issued to such holder.

  IN WITNESS WHEREOF, this Amended and Restated Plan has been executed effective as of the 14th day of April, 1992.

                                          NEWPARK RESOURCES, INC.

                                                    /s/ James D. Cole
                                          By___________________________________
                                                James D. Cole, President

                                                     PRELIMINARY PROXY MATERIALS

                            NEWPARK RESOURCES, INC.

           PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
              MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 28, 1995

     The undersigned, revoking any previous proxies for such stock, hereby appoints James D. Cole and Edah Keating, and each of them, proxies of the undersigned with full power of substitution to each, to vote all shares of common stock of NEWPARK RESOURCES, INC., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of NEWPARK RESOURCES, INC., to be held on June 28, 1995, and all postponements or adjournments thereof, with all the power the undersigned would possess if personally present, with authority to vote (i) as specified by the undersigned below and (ii) in the discretion of any proxy upon any other business that may come before the meeting.

Vote this proxy as follows:

 1.  Election of Directors:

 FOR ALL NOMINEES LISTED BELOW  / /               WITHHOLD VOTE / /
 (except as marked to the contrary below)         (for all nominees)

  Dibo Attar, William Thomas Ballantine, James D. Cole, William W. Goodson, Alan
J. Kaufman, Philip S. Sassower, Lawrence I. Schneider, R. Michael Still, James
H. Stone

INSTRUCTION: TO WITHHOLD VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THROUGH THE NOMINEE'S NAME IN THE ABOVE LIST.

     2. Proposal to approve an amendment to Newpark's Certificate of Incorporation to reduce the number of shares of Common Stock which Newpark is authorized to issue from 50,000,000 to 20,000,000:

     FOR / /        AGAINST / /          ABSTAIN / /

     3. Proposal to approve an amendment increasing the number of shares of Common Stock issuable under the Amended and Restated 1988 Incentive Stock Option Plan from 650,000 to 1,000,000:

     FOR / /        AGAINST / /          ABSTAIN / /

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS, FOR THE PROPOSAL AMENDING THE CERTIFICATE OF INCORPORATION TO REDUCE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK, FOR THE AMENDMENT TO THE AMENDED AND RESTATED 1988 INCENTIVE STOCK OPTION PLAN AND OTHERWISE IN THE DISCRETION OF ANY OF THE PERSONS ACTING AS PROXIES.

PLEASE SIGN PROXY EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON AND RETURN IN THE ENCLOSED ENVELOPE.


SIGNATURE _________________________________________  DATE _______________

SIGNATURE _________________________________________  DATE _______________

Important: Please date this proxy and sign exactly as your name or names appear hereon. If stock is held jointly, each should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full title(s). If this proxy is submitted to a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.